SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  August 3, 2006

PSB Holdings, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 W. Stewart Avenue

Wausau, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

On August 3, 2006, PSB Holdings, Inc.’s (“PSB”) principal subsidiary, Peoples State Bank (“Peoples”), entered into an agreement with David K. Kopperud which terminated Mr. Kopperud’s existing employment agreement and provided for his continued employment through 2007 under new terms.  Mr. Kopperud served as President and CEO of PSB and Peoples until July 1, 2006 and continues to serve as a director of both companies.

Under the new agreement, for the period beginning July 1, 2006 and ending on December 31, 2006, Mr. Kopperud will assist in the transition of Peoples’ new President and CEO, Peter W. Knitt, and assist the bank in maintaining its relationships with significant customers.  During this period, Mr. Kopperud will continue to be compensated on the same basis and continue to be eligible for the same benefits as were in effect under his prior employment agreement dated January 1, 2003, as amended April 13, 2005.

Mr. Kopperud will continue to be employed by the Peoples during 2007 at a salary to be determined by the Board of Directors in December, 2006 in connection with its annual review of personnel matters.  During 2007, he will be entitled to participate in the bank’s health and welfare benefits plans and its 401(k) plan on the same basis as other employees.

For so long as Mr. Kopperud continues to serve Peoples under this agreement, he will continue to serve as a director of the bank and will be nominated by the Board of Directors of PSB for reelection to its board.

Mr. Kopperud may terminate his employment at any time.  Peoples may terminate his employment for “cause” as defined in the prior employment.

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Employment Agreement between Peoples State Bank and David K. Kopperud

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  August 4, 2006

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated August 3, 2006

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 99.1

Employment Agreement between Peoples State Bank and David K. Kopperud